UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 4, 2005
(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-08634 (Commission File Number)	75-1903917 (IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01. Regulation FD Disclosure.

      Temple-Inland hosted an investor meeting on March 4, 2005, in New York City, New York. The purpose for the meeting was to reconfirm previously communicated strategy and provide a progress update on strategic initiatives, including additional information on high-value land near Atlanta, Georgia. Kenneth M. Jastrow, II, chairman and chief executive officer, and other members of the senior management team, participated in the meeting A copy of the presentation materials used at this meeting are furnished as an exhibit to this current report on form
8-K.

      In the presentation materials, we use certain non-GAAP financial measures. As defined in Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flow that excludes (includes) amounts, or is subject to adjustments that have the effect of excluding (including) amounts, that are included (excluded) in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

      The non-GAAP financial measures are used in the presentation materials in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Non-GAAP Financial Measures

      In the presentation materials, we define “Free Cash Flow” as cash provided by operations less capital expenditures. Our management believes that free cash flow is a useful measure in that it provides a representation of our cash level available to service debt on a normalized basis. The reconciliation of Free Cash Flow to the most comparable GAAP financial measure, Cash Provided by Operations, is set forth below:

(in millions)	2000	2001	2002	2003	2004
Cash provided by operations	$374	$346	$387	$416	$416
Less capital expenditures	(223)	(184)	(112)	(137)	(223)

Free cash flow	$161	$162	$275	$279	$193

      We also discuss Return on Investment (ROI) in the presentation materials. ROI is defined as EBIT divided by Investment. When presented with respect to our business segments, EBIT is the same as segment operating income. When presented on a consolidated basis, EBIT is calculated as shown below, with reference to segment operating income as the most comparable GAAP financial measure:

(in millions)	2004
Segment operating income	$527
Unallocated expenses	(93)
Other expense	(76)
Adjustment for one-time tax benefit	32

EBIT	$390

      Investment on a business segment and consolidated basis is calculated as:

(in millions)	2004(1)
		Corrugated	Forest	Financial
	Consolidated	Packaging	Products	Services

Total assets	$4,648	$2,339	$1,035	$17,661
Assets from discontinued operations	(41)	—	—	—
Current liabilities	(498)	(323)	(57)	—
Short-term and current long-term debt	3	—	—	—
Deposits and other liabilities	—	—	—	16,538

Investment	$4,112	$2,016	$978	$1,123

(1)	Consolidated ROI is calculated on the basis of the average balance for each line item, which is calculated as the sum of the balances of that item as of the end of each fiscal quarter divided by four. Segment ROI is calculated based on the balance at the beginning of the year.

      Our management believes that ROI provides useful information because shareholder value is created by maximizing ROI.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation materials used at an investor meeting held on March 4, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: March 4, 2005	By:	/s/ M. Richard Warner
	Name:	M. Richard Warner
	Title:	President

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EXHIBIT INDEX

Exhibit	Description	Page
99.1	Presentation materials used at an investor meeting held on March 4, 2005.	6

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